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Exhibit 10.9

AGL Resources Atlanta Gas Light Chattanooga Gas Elizabethtown Gas Elkton Gas Florida city Gas Virginia Natural Gas AGL Networks Sequent Energy Management	632 397 1700 phone www.sequentenergy.com	1200 Smith Street, Suite 900 Houston, TX 77002

June 14, 2007

KGen Murray I and II LLC
c/o KGen Power Management Inc.
1330 Post Oak Boulevard, Suite 1500
Four Oaks Place
Houston, Texas 77056

Attn.:
James Sweeney

Re:
Extension of Gas Agreement—Murray Power Generation Facility Unit No. 1

Gentlemen:

        As you know, Sequent Energy Management. L.P. ("Seller") and KGen Murray 1 and II LLC ("Buyer") have agreed, pursuant to (a) that certain Base Contract for Purchase and Sale of Natural Gas dated September 22, 2004, (b) the Special Provisions to the NAESB Base Contract dated September 22, 2004 and (c) a letter agreement and attached "Contract for Sales Transaction" dated September 22, 2004 (as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time the "Contract for Sales Transaction") ((a), (b) and (c), each as may be amended, supplemented or otherwise modified and in effect from time to time, collectively, the "Gas Agreement"), to provide natural gas to Buyer in order for Buyer to meet its obligations to Georgia Power Company under the Murray I PPA. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Gas Agreement.

        The purpose of this letter agreement (this "Letter Agreement") is to set forth the Parties' agreement to extend the Term of the Gas Agreement. In this regard, the Parties hereby agree that the "Term" section of the Contract for Sale Transaction is deleted in its entirety and replaced with the following:

  "Term:
  Seven years beginning June 1, 2005 through May 31, 2012 with evergreen annual rollover unless either party gives at least 90 days written notice prior to June 1, 2012 and each June 1 thereafter; provided, however, that Buyer shall, be permitted to terminate this Agreement early without liability (other than for amounts then due and owing) effective on June 1 of the calendar year following the year, if any, in which Georgia Power Company makes a tolling election under Section 12.5 of the Murray I PPA. Buyer shall provide the Seller written notice of any such election promptly upon receipt from Georgia Power Company.

        Except as set forth herein, the Gas Agreement remains in full force and effect on the terms expressed therein.

        Buyer represents and warrants to Seller that the provisions of this Letter Amendment in no way conflict with or violate its commitments and/or obligations of any other agreement including but not limited to those with its lenders to which it and/or its parent, affiliates, and/or subsidiaries are a party. Each Party to this Letter Amendment represents and warrants that it has full and complete authority to enter into and perform this Letter Amendment. Each person who executes this Letter Amendment on behalf of either Party represents and warrants that such Party has full and complete authority to do so and that such Party will be bound thereby.

        This Letter Amendment may be executed in one or more counterparts, and by the Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same document.

        If the terms and conditions of this letter are in accord with your understanding, please sign, and return the enclosed counterpart of this letter.

        IN WITNESS WHEREOF, the Parties hereto have caused this Letter Amendment to be executed by their proper officers duly authorized on their behalf, as of the day and year first above written.

Very truly yours,
SEQUENT ENERGY MANAGEMENT, L.P.
		By:	/s/ John W. Somerhalder II
		Name:	John W. Somerhalder II
		Title:	Chief Executive Officer
AGREED AND ACKNOWLEDGED:
KGEN MURRAY I AND II LLC
[SEAL]
By:	/s/ James H. Sweeney III James H. Sweeney, III Sr. Vice President—Energy Management

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  Exhibit 10.9